                                                                  EXHIBIT (99)-1

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Emerald Coast Bancshares, Inc. and Subsidiary
Panama City Beach, Florida

     We have audited the accompanying consolidated statements of financial condition of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1997 and the four months ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 and the four months ended December 31, 1996 in conformity with generally accepted accounting principles.

                                           /s/ SALTMARSH, CLEAVELAND & GUND

                                          --------------------------------------

Pensacola, Florida
March 9, 1998, except of Note 15,
  as to which date is May 4, 1998

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              -----------   -----------
                                        ASSETS
Cash and due from banks.....................................  $ 3,496,277   $ 1,689,615
Federal funds sold..........................................           --       410,000
Securities available for sale...............................    8,529,253     4,436,071
Loans receivable, net of allowance for loan losses of
  $387,826 in 1997 and $70,000 in 1996......................   37,437,148    11,776,372
Accrued interest receivable.................................      358,349       112,149
Premises and equipment......................................    5,587,492     2,364,075
Deferred income taxes.......................................      448,535       257,990
Other assets................................................      139,995       170,438
                                                              -----------   -----------
          TOTAL ASSETS......................................  $55,997,049   $21,216,710
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Noninterest-bearing demand deposits.......................  $11,296,263   $ 5,092,673
  Interest-bearing deposits
     NOW and money market deposits..........................    9,267,938     2,128,003
     Savings deposits.......................................      526,242       182,355
     Other time deposits....................................   21,532,177     7,836,961
                                                              -----------   -----------
          Total deposits....................................   42,622,620    15,239,992
  Federal funds purchased...................................    7,670,000            --
  Accrued interest payable..................................      177,812        68,873
  Other liabilities.........................................       10,994         4,000
                                                              -----------   -----------
          Total liabilities.................................   50,481,426    15,312,865
                                                              -----------   -----------
COMMITMENTS AND CONTINGENCIES...............................           --            --
STOCKHOLDERS' EQUITY:
  Common stock, $5 par value; 10,000,000 shares authorized,
     626,000 shares issued and outstanding..................    3,130,000     3,130,000
  Additional paid-in capital................................    3,130,000     3,130,000
  Accumulated deficit.......................................     (750,104)     (354,294)
  Net unrealized appreciation (depreciation) on
     available-for-sale securities, net of taxes of $3,465
     in 1997 and $1,240 in 1996.............................        5,727        (1,861)
                                                              -----------   -----------
          Total stockholders' equity........................    5,515,623     5,903,845
                                                              -----------   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $55,997,049   $21,216,710
                                                              ===========   ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                  AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                 1997        1996
                                                              ----------   ---------
INTEREST INCOME:
  Loans receivable and fees on loans........................  $2,694,995   $ 249,957
  Investment securities.....................................     388,516      60,880
  Federal funds sold........................................      30,935      70,098
                                                              ----------   ---------
          Total interest income.............................   3,114,446     380,935
                                                              ----------   ---------
INTEREST EXPENSE:
  Deposits..................................................   1,474,472     139,112
  Federal funds purchased...................................      76,869          --
                                                              ----------   ---------
          Total interest expense............................   1,551,341     139,112
                                                              ----------   ---------
          Net interest income...............................   1,563,105     241,823
PROVISION FOR LOAN LOSSES...................................     332,500      70,000
                                                              ----------   ---------
          Net interest income after provision for loan
            losses..........................................   1,230,605     171,823
                                                              ----------   ---------
NONINTEREST INCOME:
  Service charges on deposit accounts.......................      67,667       3,123
  Net gain on sale of securities............................       4,747          --
  Other income..............................................      42,360       6,547
                                                              ----------   ---------
          Total noninterest income..........................     114,774       9,670
                                                              ----------   ---------
NONINTEREST EXPENSES:
  Salaries and employee benefits............................   1,016,915     432,791
  Occupancy expense.........................................     152,177      76,065
  Other expense.............................................     767,347     283,681
                                                              ----------   ---------
          Total noninterest expenses........................   1,936,439     792,537
                                                              ----------   ---------
LOSS BEFORE INCOME TAX BENEFIT..............................    (591,060)   (611,044)
INCOME TAX BENEFIT..........................................     195,250     256,750
                                                              ----------   ---------
NET LOSS....................................................  $ (395,810)  $(354,294)
                                                              ==========   =========
NET LOSS PER SHARE OF COMMON STOCK..........................  $     (.63)  $    (.57)
                                                              ==========   =========

                     The accompanying notes are an integral
                part of these consolidated financial statements

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
    YEAR ENDED DECEMBER 31, 1997 AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                                 NET
                                                                              UNREALIZED
                                                                             APPRECIATION
                                                                            (DEPRECIATION)
                                                 ADDITIONAL                 ON AVAILABLE-
                                      COMMON      PAID-IN     ACCUMULATED      FOR-SALE
                                      STOCK       CAPITAL       DEFICIT       SECURITIES       TOTAL
                                    ----------   ----------   -----------   --------------   ----------
ISSUANCE OF COMMON
  STOCK -- INCEPTION, AUGUST 30,
  1996............................  $3,120,000   $3,120,000           --             --      $6,240,000
  Net loss........................                             $(354,294)                      (354,294)
  Issuance of common stock........      10,000       10,000                                      20,000
  Net unrealized depreciation on
     available-for-sale
     securities, net of tax of
     $1,240.......................                                             $ (1,861)         (1,861)
                                    ----------   ----------    ---------       --------      ----------
BALANCE, DECEMBER 31, 1996........  $3,130,000   $3,130,000    $(354,294)      $ (1,861)     $5,903,845
  Net loss........................                              (395,810)                      (395,810)
  Net change in unrealized
     appreciation (depreciation)
     on available-for-sale
     securities, net of tax of
     $4,705.......................                                                7,588           7,588
                                    ----------   ----------    ---------       --------      ----------
BALANCE, DECEMBER 31, 1997........  $3,130,000   $3,130,000    $(750,104)      $  5,727      $5,515,623
                                    ==========   ==========    =========       ========      ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
    YEAR ENDED DECEMBER 31, 1997 AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                  1997           1996
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $   (323,420)  $   (354,294)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation and amortization..........................       234,361         62,678
     Provision for loan losses..............................       260,000         70,000
     Net accretion/amortization on securities...............        (6,045)           737
     Net gain on sale of securities.........................        (4,747)            --
     Deferred income taxes..................................      (110,209)      (256,750)
  Change in operating assets and liabilities --
     Increase in accrued interest receivable................      (148,697)      (112,149)
     Increase (decrease) in other assets....................        30,411       (170,438)
     Increase in accrued interest payable and other
       liabilities..........................................        64,786         72,873
                                                              ------------   ------------
          Net cash used in operating activities.............        (3,560)      (687,343)
                                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of available-for-sale securities................    (7,987,778)    (4,439,909)
  Proceeds from sales and maturities of available-for-sale
     securities.............................................     4,316,495             --
  Net increase in loans.....................................   (14,828,435)   (11,846,372)
  Net purchases of premises and equipment...................    (2,470,987)    (2,426,753)
                                                              ------------   ------------
          Net cash used in investing activities.............   (20,970,705)   (18,713,034)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in non-interest bearing demand, NOW, money
     market and savings deposits............................     6,724,322      7,403,031
  Net increase in time deposits.............................     7,903,759      7,836,961
  Issuance of common stock..................................            --      6,260,000
  Net increase in federal funds purchased...................     7,670,000             --
                                                              ------------   ------------
          Net cash provided by financing activities.........    22,298,081     21,499,992
                                                              ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     1,323,816      2,099,615
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     2,172,461             --
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  3,496,277   $  2,099,615
                                                              ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.............................................  $  1,202,295   $     70,239
                                                              ============   ============
  Income taxes paid.........................................  $         --   $         --
                                                              ============   ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION:

     Emerald Coast Bancshares, Inc. (the "Company") was incorporated on April 16, 1997, as a bank holding company organized under the laws of the State of Florida. On the date of incorporation, the shareholders of Emerald Coast Bank received one share of common stock of the Company for each share of common stock of the Bank. The transaction represented an exchange of shares between enterprises under common control. The financial statements reflect the consolidated results of operations as if the combination had occurred at the date of Bank inception on August 30, 1996.

     In 1996, the organizers of Emerald Coast Bank (the "Bank") contributed $6,260,000 for capital of the Bank. On August 30, 1996, the organizers received final approval from the Federal Deposit Insurance Corporation and the State of Florida Department of Banking and Finance to conduct banking transactions. During the period prior to receiving this regulatory approval the organizers incurred expenses amounting to $222,782. These expenses have been included in the consolidated statements of operations for the four months ended December 31, 1996.

PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Emerald Coast Bank, (the "Bank"), which includes its wholly-owned subsidiary Emerald Coast Financial Management, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

BUSINESS ACTIVITY:

     The Bank is a state chartered bank organized in 1996 under the laws of the State of Florida. The Bank provides a full range of banking services to individuals and businesses through three branches located in Northwest Florida. The Bank is regulated by various federal and state agencies and is subject to periodic examination by those regulatory authorities.

ACCOUNTING ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS:

     For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks" and "federal funds sold." Generally, federal funds are sold for one day periods.

SECURITIES AVAILABLE FOR SALE:

     Available-for-sale securities consist of bonds and other securities not classified as trading securities or as held-to-maturity securities.

     Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

     Declines in the fair value of available-for-sale securities below their cost, that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS RECEIVABLE:

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

PREMISES AND EQUIPMENT:

     Land is carried at cost. Furniture and equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

INCOME TAXES:

     Deferred tax assets and liabilities are reflected at current income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     The Company and its subsidiary file consolidated income tax returns, with income tax expense or benefit computed and allocated on a separate return basis.

FINANCIAL INSTRUMENTS:

     In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

NET LOSS PER SHARE OF COMMON STOCK:

     Net loss per share of common stock is computed on the weighted average number of shares outstanding.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

2. INVESTMENT SECURITIES

     Securities have been classified in the consolidated statement of financial condition according to management's intent. The carrying amount of securities available-for-sale and their approximate fair values at December 31, 1997 and 1996, are as follows:

                                                            GROSS        GROSS
                                             AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                COST        GAINS        LOSSES       VALUE
                                             ----------   ----------   ----------   ----------
December 31, 1997
  U.S. government and agency securities....  $8,520,061    $13,347      $(4,155)    $8,529,253
                                             ==========    =======      =======     ==========
December 31, 1996
  U.S. government and agency securities....  $4,439,172    $ 3,966      $(7,067)    $4,436,071
                                             ==========    =======      =======     ==========

     The amortized cost and fair value of investment maturities at December 31, 1997, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled maturities of securities available-for-sale as of December 31, 1997, are as follows:

                                                              AMORTIZED       FAIR
                                                                 COST        VALUE
                                                              ----------   ----------
Due in one year or less.....................................  $  500,121   $  500,690
Due from one to five years..................................   3,136,846    3,140,969
Due from five to ten years..................................   4,883,094    4,887,594
                                                              ----------   ----------
                                                              $8,520,061   $8,529,253
                                                              ==========   ==========

     Investment securities with a fair value of approximately $5,612,000 at December 31, 1997 and $250,000 at December 31, 1996, were pledged to secure public deposits and for other purposes required or permitted by law.

3. LOANS RECEIVABLE

     The components of loans in the consolidated statement of financial condition are as follows:

                                                                 1997          1996
                                                              -----------   -----------
Commercial..................................................  $14,214,394   $ 4,724,795
Real estate.................................................   18,988,419     5,559,481
Consumer....................................................    2,035,360       852,162
Lines of credit.............................................    2,610,200       731,200
                                                              -----------   -----------
                                                               37,848,373    11,867,638
Net deferred loan fees......................................      (23,399)      (21,266)
Allowance for loan losses...................................     (387,826)      (70,000)
                                                              -----------   -----------
Loans receivable, net.......................................  $37,437,148   $11,776,372
                                                              ===========   ===========

     The Bank grants commercial, real estate and consumer loans in the State of Florida with primary concentration being in Walton and Bay Counties, Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

3. LOANS RECEIVABLE -- (CONTINUED)
     An analysis of the change in the allowance for loan losses follows:

                                                                1997       1996
                                                              --------   --------
Balance, beginning of period................................  $ 70,000   $     --
  Loans charged off.........................................   (14,674)        --
  Provision for loan losses.................................   332,500     70,000
                                                              --------   --------
Balance, end of period......................................  $387,826   $ 70,000
                                                              ========   ========

     Loans on which the accrual of interest has been discontinued or reduced, for which impairment had not been recognized, amounted to approximately $51,280 at December 31, 1997. If interest on those loans had been accrued, such income would have approximated $2,100 for the year ended December 31, 1997. Interest income on those loans is recorded only when received. The Bank did not have any nonaccrual loans as of December 31, 1996.

4. PREMISES AND EQUIPMENT

Components of premises and equipment included in the consolidated statement of financial condition were as follows:

                                                                 1997         1996
                                                              ----------   ----------
  Land......................................................  $1,164,072   $1,164,072
  Land improvements.........................................     330,447           --
  Buildings and improvements................................   2,457,491           --
  Furniture and equipment...................................   1,519,935      613,790
  Software..................................................     272,084      225,338
  Vehicles..................................................     132,123      131,791
  Leasehold improvements....................................      17,491       35,986
                                                              ----------   ----------
                                                               5,893,643    2,170,977
  Less: Accumulated depreciation and amortization...........    (309,036)     (62,678)
                                                              ----------   ----------
                                                               5,584,607    2,108,299
  Construction in progress..................................       2,885      255,776
                                                              ----------   ----------
                                                              $5,587,492   $2,364,075
                                                              ==========   ==========

     Depreciation and amortization expense charged to operations amounted to $241,508 for the year ended December 31, 1997 and $62,678 for the four months ended December 31, 1996.

LEASES:

     The Bank leases a branch building under an operating lease expiring in 2000. The lease requires payment of taxes, insurance and maintenance costs in addition to rental payments.

Future minimum lease payments under the operating lease are summarized as follows:

YEAR ENDING DECEMBER 31,
------------------------
       1998.................................................  $22,836
       1999.................................................   22,836
       2000.................................................   11,418
                                                              -------
               Total minimum lease payments.................  $57,090
                                                              =======

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

4. PREMISES AND EQUIPMENT -- (CONTINUED)
     Rental expense relating to operating leases, including leases that expired during 1997, amounted to approximately $52,180 for the year ended December 31, 1997, and $44,560 for the four months ended December 31, 1996.

5. TIME DEPOSITS

     The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $8,994,500 at December 31, 1997.

     At December 31, 1997, the scheduled maturities of time deposits are as follows:

1998........................................................  $10,482,725
1999........................................................   10,719,794
2000........................................................      320,829
2001........................................................        8,829
                                                              -----------
                                                              $21,532,177
                                                              ===========

6. STOCKHOLDERS' EQUITY

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. However, it is management's intent not to pay dividends until such time as the accumulated deficit has been recovered.

7. RESTRICTED STOCK AWARD AGREEMENT

     The Bank has entered into a Restricted Stock Award Agreement (the "Agreement") with the Chairman/Chief Executive Officer of the Bank (the "Employee") in consideration of future services to be rendered on behalf of the Bank. The Agreement awards the Employee 12,000 shares of common stock which will vest in equal one-third increments on January 1, 1998, 1999, and 2000. All or a portion of the restricted stock would be subject to forfeiture in the event the Employee resigns or is involuntarily terminated prior to the applicable vesting date unless the Employee resigns for a "good reason" or is involuntary terminated without "good cause." The shares of restricted stock are not transferable until they become vested. The amount of related compensation cost is not significant in 1997 or 1996.

8. INCOME TAXES

     The financial statements of the Company reflect a zero income tax provision for current federal and state income taxes for the year ended December 31, 1997, and the four months ended December 31, 1996 as a result of the net operating loss incurred. The deferred tax benefit for 1997 and 1996 primarily relates to the expected future benefit from the net operating losses. The net operating loss carryforward available to the Company will expire in 2011 and 2012 and amounted to approximately $811,000 at December 31, 1997.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

8. INCOME TAXES -- (CONTINUED)
     The tax effects of each type of significant item that gave rise to deferred income taxes are:

                                                                1997       1996
                                                              --------   --------
Deferred tax assets:
  Expected benefit of net operating loss carryforwards......  $305,790   $230,360
  Allowance for loan losses.................................   146,210     26,390
  Net unrealized depreciation on available-for-sale
     securities.............................................        --      1,240
                                                              --------   --------
                                                               452,000    257,990
Deferred tax liabilities:
  Net unrealized appreciation on available-for-sale
     securities.............................................    (3,465)        --
                                                              --------   --------
                                                              $448,535   $257,990
                                                              ========   ========

9. EMPLOYEE BENEFIT PLAN

     The Bank has a non-contributory profit sharing retirement plan (the "Plan"). The Plan covers all employees over 21 years of age who have completed one year of service. A participant will become vested after completing five years of service. At its discretion, the Bank can make an annual profit-sharing contribution to the Plan which will be allocated based on the provisions of the Plan document. The Bank did not make a contribution to the Plan in 1997 or 1996.

10. COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS:

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to Extend Credit and Financial Guarantees. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

10. COMMITMENTS AND CONTINGENCIES -- (CONTINUED) in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral for those commitments for which collateral is deemed necessary.

The Bank has not incurred any losses on its commitments in 1997.

     A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1997, follows:

Commitments to extend credit................................  $4,284,000
                                                              ==========
Standby letters of credit...................................  $  525,385
                                                              ==========

OTHER:

     In the ordinary course of business, the Company has various outstanding contingent liabilities that are not reflected in the accompanying financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

11. CONCENTRATIONS OF CREDIT RISK

     The Bank maintains cash balances and federal funds sold at several financial institutions in Alabama and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000. At various times throughout the year cash balance held at these institutions will exceed federally insured limits. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.

12. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, significant stockholders, and their affiliates (related parties). The aggregate amount of loans to such related parties at December 31, 1997 and 1996, was approximately $2,335,000 and $1,164,000, respectively. During 1997, new loans to such related parties amounted to approximately $2,071,000 and repayments amounted to approximately $730,000. Also, certain related parties maintain deposit balances with the Bank in the aggregate amount of approximately $6,325,000 and $2,718,000 at December 31, 1997 and 1996, respectively.

13. REGULATORY MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

13. REGULATORY MATTERS -- (CONTINUED)
defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that the Company and the Bank meets all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification that the Company and the Bank had received from the FDIC categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company's or the Bank's category.

                                                                                                   TO BE WELL
                                                                                               CAPITALIZED UNDER
                                      ACTUAL                  ADEQUACY PURPOSES                ACTION PROVISIONS
                                ------------------         ------------------------         ------------------------
                                  AMOUNT     RATIO           AMOUNT           RATIO           AMOUNT           RATIO
                                ----------   -----         ----------         -----         ----------         -----
As of December 31, 1997:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,897,722   13.55%   >=   $3,480,343    >=    8.0%    >=   $4,350,429    >=   10.0%
    Bank......................   5,869,744   13.50    >=    3,479,387    >=    8.0     >=    4,349,234    >=   10.0
  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,509,896   12.67%   >=   $1,740,172    >=    4.0%    >=   $2,610,257    >=    6.0%
    Bank......................   5,481,918   12.60    >=    1,739,694    >=    4.0     >=    2,609,540    >=    6.0
  Tier I Capital (to Average
    Assets)
    Consolidated..............  $5,509,896   10.53%   >=   $2,093,838    >=    4.0%    >=   $2,617,297    >=    5.0%
    Bank......................   5,481,918   10.47    >=    2,093,360    >=    4.0     >=    2,616,700    >=    5.0
As of December 31, 1996:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,975,706   41.47%   >=   $1,152,781    >=    8.0%    >=   $1,440,976    >=   10.0%
    Bank......................   5,975,706   41.47    >=    1,152,781    >=    8.0     >=    1,440,976    >=   10.0
  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,905,706   40.98%   >=   $  576,390    >=    4.0%    >=   $  864,586    >=    6.0%
    Bank......................   5,905,706   40.98    >=      576,390    >=    4.0     >=      864,586    >=    6.0
  Tier I Capital (to Average
    Assets)
    Consolidated..............  $5,905,706   34.48%   >=   $  685,120    >=    4.0%    >=   $  856,400    >=    5.0%
    Bank......................   5,905,706   34.48    >=      685,120    >=    4.0     >=      856,400    >=    5.0

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

          The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

          Cash and short term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale securities. Fair values for securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

14. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
          Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term borrowings. The carrying amount of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values.

          Accrued interest. The carrying amounts of accrued interest approximate their fair values.

          Off balance-sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. The estimated fair value for these financial instruments was insignificant at December 31, 1997 and 1996.

          Limitations. Fair value estimates are made at a specific point in time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Company's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

     The estimated fair values of the Company's financial instruments at December 31 are as follows:

                                                1997                        1996
                                      -------------------------   -------------------------
                                       CARRYING        FAIR        CARRYING        FAIR
                                        AMOUNT         VALUE        AMOUNT         VALUE
                                      -----------   -----------   -----------   -----------
Financial assets:
  Cash and cash equivalents.........  $ 3,496,277   $ 3,496,277   $ 2,099,615   $ 2,099,615
  Securities available-for-sale.....    8,529,253     8,529,253     4,436,071     4,436,071
  Loans receivable..................   37,437,148    37,495,223    11,776,372    11,645,805
  Accrued interest receivable.......      358,349       358,349       112,149       112,149

Financial liabilities:
  Deposits..........................   42,622,620    42,607,998    15,239,992    15,217,529
  Federal funds purchased...........    7,670,000     7,670,000            --            --
  Accrued interest payable..........      177,812       177,812        68,873        68,873

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

15. SUBSEQUENT EVENT

     Subsequent to year-end the Company entered into discussions with another bank holding company regarding merger options between the companies. At this time the companies are performing various due diligence and negotiations as covered under a confidentiality agreement signed May 4, 1998.

16. PARENT COMPANY FINANCIAL STATEMENTS

     The following is the parent company only statement of financial condition as of December 31, 1997 and statements of income and cash flows for the year ended December 31, 1997. Parent company information is not presented for 1996 since the Company was not formed until April 1997.

                        STATEMENT OF FINANCIAL CONDITION

                                                                 1997
                                                              ----------
                                 ASSETS
Cash........................................................  $   16,423
Investment in subsidiary bank...............................   5,487,645
Other assets................................................      11,555
                                                              ----------
          Total Assets......................................  $5,515,623
                                                              ==========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Total Liabilities...........................................  $       --
Stockholder's equity........................................   5,515,623
                                                              ----------
          Total liabilities and stockholder's equity........  $5,515,623
                                                              ==========

                              STATEMENT OF INCOME

                                                                 1997
                                                              ----------
Operating Income:
  Dividends from subsidiary bank............................  $       --
                                                              ----------
Operating Expenses:
  Other operating expenses..................................       2,022
                                                              ----------
Loss before equity in loss of subsidiary....................      (2,022)
Equity in loss of subsidiary................................    (393,788)
                                                              ----------
Net Loss....................................................  $ (395,810)
                                                              ==========

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

16. PARENT COMPANY FINANCIAL STATEMENTS -- (CONTINUED)
                            STATEMENT OF CASH FLOWS

                                                                1997
                                                              ---------
Cash Flows From Operating Activities:
  Net loss..................................................  $(395,810)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Equity in loss of subsidiary...........................    393,788
     Increase in other assets...............................    (11,555)
                                                              ---------
Net cash used in operating activities:......................    (13,577)
                                                              ---------
Cash Flows From Investing Activities:
  Return of capital from subsidiary bank....................     30,000
                                                              ---------
NET INCREASE IN CASH........................................     16,423
CASH, BEGINNING OF YEAR.....................................         --
                                                              ---------
CASH, END OF YEAR...........................................  $  16,423
                                                              =========

                         EMERALD COAST BANCSHARES, INC.

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 3,355
Federal funds sold..........................................       2,382
Investment securities available for sale....................       9,322
Loans, net of unearned......................................      59,241
Less: Allowance for loan losses.............................        (686)
                                                                 -------
          Net loans.........................................      58,555
                                                                 -------
Premises and equipment, net.................................       2,160
Other assets................................................       1,442
                                                                 -------
          TOTAL ASSETS......................................     $77,216
                                                                 =======
                    LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits
  Noninterest-bearing.......................................     $ 7,896
  Interest-bearing..........................................      58,493
                                                                 -------
          TOTAL DEPOSITS....................................      66,389
Federal funds purchased and other borrowed funds............       4,500
Accrued expenses and other liabilities......................         757
                                                                 -------
          TOTAL LIABILITIES.................................      71,646
                                                                 -------
Stockholders' Equity
  Common stock, par value $5 per share; authorized
     10,000,000 shares; 626,000 shares issued and
     outstanding............................................       3,130
  Surplus...................................................       3,130
  Accumulated deficit.......................................        (738)
  Accumulated other comprehensive income....................          48
                                                                 -------
          TOTAL STOCKHOLDERS' EQUITY........................       5,570
                                                                 -------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........     $77,216
                                                                 =======

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                  AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                 1998         1997
                                                              -----------   ---------
                                                               (IN THOUSANDS EXCEPT
                                                                  PER SHARE DATA)
Interest income.............................................   $  4,123     $  2,088
Interest expense............................................      1,932        1,008
                                                               --------     --------
          Net interest income...............................      2,191        1,080
Provision for loan losses...................................        339          243
                                                               --------     --------
          Net interest income after provision for loan
           losses...........................................      1,852          837
Noninterest income..........................................        397           60
Gain on sale of securities..................................         25           --
Noninterest expenses........................................      2,254        1,332
                                                               --------     --------
          Income (loss) before income tax expense
           (benefit)........................................         20         (435)
Income tax expense (benefit)................................          8         (137)
                                                               --------     --------
          Net income (loss).................................         12         (298)
Other comprehensive income (loss), net of tax:
  Unrealized gain(loss) on securities available for sale....         43           (7)
                                                               --------     --------
Comprehensive income (loss).................................   $     55     $   (305)
                                                               ========     ========
Basic income (loss) per share...............................   $   0.02     $  (0.48)
                                                               ========     ========
Average number of shares outstanding........................    626,000      626,000
                                                               ========     ========

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             ACCUMULATED
                                                                                OTHER           TOTAL
                                           COMMON             ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                           STOCK    SURPLUS     DEFICIT        INCOME          EQUITY
                                           ------   -------   -----------   -------------   -------------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997.............  $3,130   $ 3,130      $(750)          $ 5           $5,515
Net income...............................      --        --         12            --               12
Other comprehensive income...............      --        --         --            43               43
                                           ------   -------      -----           ---           ------
Balance at September 30, 1998............  $3,130   $ 3,130      $(738)          $48           $5,570
                                           ======   =======      =====           ===           ======

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

                 CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided (used) by operating activities............  $    678   $   (158)
                                                              --------   --------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale......     1,763      2,919
  Proceeds from maturities of investment securities
     available for sale.....................................     2,243      2,100
  Purchases of investment securities available for sale.....    (4,580)    (9,115)
  Purchase of stock in FHLB.................................      (225)        --
  Net increase in federal funds sold........................    (2,382)      (270)
  Net increase in loans.....................................   (21,384)   (20,263)
  Proceeds from sales of premises and equipment.............     3,795         --
  Purchases of premises and equipment.......................      (645)    (3,303)
                                                              --------   --------
          Net cash used in investing activities.............   (21,415)   (27,932)
                                                              --------   --------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    23,766     27,956
  Net decrease in short-term borrowings.....................    (3,170)        --
                                                              --------   --------
          Net cash provided by financing activities.........    20,596     27,956
                                                              --------   --------
Net decrease in cash and cash equivalents...................      (141)      (134)
Cash and cash equivalents at beginning of period............     3,496      2,099
                                                              --------   --------
Cash and cash equivalents at end of period..................  $  3,355   $  1,965
                                                              ========   ========
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $     --   $     --
     Cash payments for interest.............................     1,700        772

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

              NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1.  ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.